[SGL CARBON GROUP LOGO]

SGL CARBON AG - Postfach 5020 . D-65040 Wiesbaden HAUPTVERWALTUNG
                                                  GENERAL COUNSEL

                                                  Helmut Muehlbradt
                                                  Telefon +49 611 60 29 230
                                                  Telefax +49 611 60 29 231
                                                  Helmut.Muehlbradt@sglcarbon.de

                                                   09.04.2003

Ladies and Gentlemen:

     I have acted as counsel for SGL CARBON AKTIENGESELLSCHAFT, a stock corporation registered under German law (the "COMPANY''), in connection with the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT'') of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 400,000 Ordinary Bearer Shares (the "SHARES'') of the Company, to be issued from time to time pursuant to the Stock Option Plan and Shares Plan (collectively, "PLANS'').

     In so acting, we have examined the Registration Statement, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise indemnified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     The opinion expressed below is limited to German law, and we do not express any opinion herein concerning any other law.

     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plan and (b) paid for in full accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

SGL CARBON AG
General Counsel


/s/   Helmut Muehlbradt


 Vorsitzender des Aufsichtsrats:                    SGL CARBON AG
 Prof. Dr. Dr. h. c. Utz-Hellmuth Felcht            Hauptverwaltung
 Vorstand:
 Robert J. Koehler, Vorsitzender                    Rheingaustrasse 182
 Theodore H. Breyer, Dr. Hariolf Kottmann,         D-65203 Wiesbaden
 Dr. Bruno Toniolo, Dr. Klaus Warning               Telefon +49 (611) 60 29 0
                                                    Telefax  +49 (611) 60 29 201

 Sitz der Gesellschaft: Wiesbaden
 Registergericht Wiesbaden HRB 9448